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                                                                   EXHIBIT 23.15

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated May 1, 1996 on our audit of the financial statements of Adventure Communications-Huntington, (Division of Adventure Communications, Inc.). We also consent to the references to our firm under the captions "Experts."

                                        Brown, Edwards & Company LLP

Bluefield, West Virginia
August 5, 1997